UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

NeuroOne Medical Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, Minnesota 55344

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: 952-426-1383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Third Amendment to Exclusive Development and Distribution Agreement with Zimmer, Inc.

On August 2, 2022, NeuroOne Medical Technologies Corporation (the “Company”) entered into a Third Amendment to Exclusive Development and Distribution Agreement (the “Third Amendment”) with Zimmer, Inc., a Delaware corporation (“Zimmer”). Pursuant to the terms and conditions of the Third Amendment, Zimmer agreed to make a $3,500,000 payment (the “Payment”) to the Company within 10 business days of the execution of the Third Amendment. The Payment to be made by Zimmer to the Company is non-refundable.

In addition, the Third Amendment extended the term of the license granted to Zimmer under the Strip/Grid Distribution License (as defined in the Exclusive Development and Distribution Agreement dated July 20, 2020 (the “Distribution Agreement”), and the SEEG Distribution License through the term of the Distribution Agreement.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Private Placement

On August 2, 2022, in connection with the Third Amendment, the Company issued Zimmer a Warrant to Purchase Common Stock (the “Warrant”).

The Warrant will be exercisable for up to an aggregate of 350,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”). The Warrant will have an exercise price of $3.00 per share, will be exercisable commencing six months from the issuance date (the “Initial Exercise Date”), and will expire on August 2, 2027 (the “Initial Exercise Date”). Subject to limited exceptions, Zimmer will not have the right to exercise any portion of the Warrant if Zimmer, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 19.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to the Company. After the Initial Exercise Date and prior to expiration, subject to the terms and conditions set forth in the Warrant, Zimmer may exercise the Warrant for the shares of the Common Stock issuable pursuant to the Warrant by providing notice to the Company and paying the exercise price per share for each share so exercised or by utilizing the “cashless exercise” feature contained in the Warrant.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the Warrant, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company issued the Warrant to Zimmer, who is an accredited investor, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on this exemption from registration based in part on representations made by Zimmer. Neither the Warrant nor the shares of the Common Stock issuable upon the exercise of the Warrant been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Warrant, shares of the Common Stock or any other securities of the Company.

Item 8.01 Other Events.

On August 3, 2022, NeuroOne Medical Technologies Corporation issued a press release announcing entry into the Third Amendment. A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock
10.1*	Third Amendment to Exclusive Distribution and Development Agreement
99.1	Press Release, dated August 3, 2022
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroOne Medical Technologies Corporation

Date: August 3, 2022	By:	/s/ David Rosa
David Rosa
President and Chief Executive Officer

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